Exhibit 99.1

Alimera Sciences Reports First Quarter 2015 Financial Results

Alimera Reports First U.S. Commercial Sales of ILUVIEN

Global Net Revenue of $3.9 million, up 129% on a sequential basis and 86% year-over-year

Received Marketing Authorization in Finland and Luxembourg

ATLANTA, May 7, 2015 /PRNewswire/ -- Alimera Sciences, Inc. (NASDAQ: ALIM) (Alimera), a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced financial results for the first quarter ended March 31, 2015.

Dan Myers, president and chief executive officer of Alimera commented, “We launched ILUVIEN in the U.S. in the first quarter and our U.S. sales of ILUVIEN contributed over half of our total sales, demonstrating the significance of the U.S. market to our business. During this early stage of the launch, adopters in the U.S. are already seeing the clinical benefits that ILUVIEN has provided for patients in Europe. The most immediate barrier to usage is physicians’ concern over timely payments. While we have been able to establish positive coverage with over 85% of the largest commercial payer organizations, and practices have begun to receive payments from both Medicare and the commercial payers, the process is slow. As the pace of payment improves and the physician clinical experience is shared, we expect physician adoption to expand.”

Mr. Myers continued, “We have made significant strides outside of the U.S., as well, having recently received marketing authorizations in Finland, Luxembourg and Poland and achieving our first commercial sales of ILUVIEN in Portugal during the first quarter. We now have approval from all 17 European countries in which we have filed. Currently, we are only marketed in the UK, Germany and Portugal, which leaves a large untapped market opportunity for us to pursue. We are continuing to develop our plans to penetrate these additional markets where we have marketing approval and are excited for the impact ILUVIEN can have on patients suffering from diabetic macular edema.”

First Quarter 2015 Financial Results

Net revenue increased by approximately $1.8 million, or 86%, to $3.9 million for the first quarter of 2015, compared to net revenue of $2.1 million in the first quarter of 2014. This increase was primarily driven by U.S. sales of ILUVIEN of $2.4 million following the U.S. launch in February 2015, offset by a decrease in sales in Germany.

Cost of goods sold decreased by approximately $280,000, or 50%, to $280,000 for the first quarter of 2015, compared to $560,000 in the first quarter of 2014. This decrease was primarily attributable to inventory reserves taken in the first quarter of 2014 associated with lower than expected sales in Germany, offset by an increase in cost of goods sold in the first quarter of 2015 primarily associated with the initial sales in the U.S. Excluding inventory reserves, non-GAAP adjusted cost of goods sold was $130,000 and non-GAAP adjusted gross margin was $2.0 million for the first quarter of 2014.

Research and development expenses for the first quarter of 2015 increased by approximately $500,000, or 18%, to $3.3 million, compared to $2.8 million in the first quarter of 2014. This increase was primarily attributable to costs associated with the addition of U.S. medical sciences liaisons in the fourth quarter of 2014 following the FDA approval of ILUVIEN.

General and administrative expenses for the first quarter of 2015 increased by approximately $700,000, or 24%, to $3.6 million compared to $2.9 million in the first quarter of 2014. This increase was primarily attributable to costs associated with additional personnel hired to support Alimera’s growth.

Sales and marketing expenses for the first quarter of 2015 increased by approximately $3.8 million, or 115%, to $7.1 million compared to $3.3 million in the first quarter of 2014. This increase was primarily attributable to promotional costs associated with the U.S. launch of ILUVIEN and costs associated with pricing and reimbursement activity in the U.S.

GAAP net loss applicable to common stockholders for the first quarter of 2015 was $9.8 million, or $(0.22) per share, compared with a GAAP net loss attributable to common stockholders of $20.8 million, or $(0.58) per share, for the first quarter of 2014.

GAAP net loss attributable to common stockholders for the quarters ended March 31, 2015 and 2014 was affected by certain non-cash items, including changes in the fair value of a derivative warrant liability, unrealized foreign currency gains and losses, and reserves for potential inventory expiration.

Excluding the non-cash items and certain items that are expected to be non-recurring in nature, non-GAAP adjusted net loss attributable to common stockholders was approximately $12.2 million for the quarter ended March 31, 2015, compared to a non-GAAP adjusted net loss attributable to common stockholders of approximately $7.1 million for the quarter ended March 31, 2014. Non-GAAP adjusted net loss per share for the quarters ended March 31, 2015 and 2014 was $(0.27) per share and $(0.20) per share, respectively.

GAAP net loss per share and non-GAAP adjusted net loss per share for the quarter ended March 31, 2015 was based on 44,347,639 weighted average shares outstanding. GAAP net loss per share and non-GAAP adjusted net loss per share for the quarter ended March 31, 2014 was based on 35,853,869 weighted average shares outstanding.

Reconciliations of GAAP cost of goods sold to non-GAAP adjusted costs of goods sold, GAAP gross margin to non-GAAP adjusted gross margin, GAAP net loss attributable to common stockholders to non-GAAP adjusted net loss attributable to common stockholders and GAAP net loss attributable to common stockholders per share to non-GAAP adjusted net loss attributable to common stockholders per share is included below under the heading "Non-GAAP Financial Measures."

As of March 31, 2015, Alimera had cash and cash equivalents of approximately $61.3 million, compared to approximately $76.7 million as of December 31, 2014.

Conference Call to be Held Today

Alimera will hold a conference call today at 4:30 p.m. ET to discuss these results and provide commercial and other business updates. Dan Myers, President and Chief Executive Officer, and Rick Eiswirth, Chief Operating Officer and Chief Financial Officer, will host the conference call.

To participate in the call, please dial (877) 369-6586 (U.S. and Canada) or (253) 237-1165 (international). A live webcast will be available on the Investor Relations section of the corporate website at
http://www.alimerasciences.com.

A replay of the conference call will be available beginning May 7, 2015 at 7:30 p.m. ET and ending on May 14, 2015 by dialing (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (international), Conference ID Number: 35589901. A replay of the webcast will also be available on the corporate website.

About ILUVIEN
ILUVIEN® (fluocinolone acetonide intravitreal implant) 0.19 mg is a sustained release intravitreal implant approved in the U.S. to treat diabetic macular edema (DME) in patients who have been previously treated with a course of corticosteroids and did not have a clinically significant rise in intraocular pressure. Each ILUVIEN implant is designed to release submicrogram levels of fluocinolone acetonide (FAc), a corticosteroid, for 36 months.
Corticosteroids have a history of effective use in treating ocular disease inflammation. ILUVIEN is injected in the back of the patient's eye with an applicator that employs a 25-gauge needle, which allows for a self-sealing wound. In the FAME™ Study, a phase 3 clinical study of ILUVIEN, the primary endpoint of improvement in vision of 15 letters or more was demonstrated at 24 months and the most frequently reported adverse drug reactions included cataract development and increased ocular pressure.
ILUVIEN Important Safety Information
Contraindications

•
ILUVIEN is contraindicated in patients with active or suspected ocular or periocular infections including most viral disease of the cornea and conjunctiva, including active epithelial herpes simplex keratitis (dendritic keratitis), vaccinia, varicella, mycobacterial infections and fungal diseases.

•	ILUVIEN is contraindicated in patients with glaucoma, who have cup to disc ratios of greater than 0.8.

•	ILUVIEN is contraindicated in patients with known hypersensitivity to any components of this product.
Warnings and Precautions

•	Intravitreal injections have been associated with endophthalmitis, eye inflammation, increased intraocular pressure, and retinal detachments. Patients should be monitored following the injection.

•
Use of corticosteroids may produce posterior subcapsular cataracts, increased intraocular pressure, glaucoma, and may enhance the establishment of secondary ocular infections due to bacteria, fungi, or viruses. Corticosteroids are not recommended to be used in patients with a history of ocular herpes simplex because of the potential for reactivation of the viral infection.

•	Patients in whom the posterior capsule of the lens is absent or has a tear are at risk of implant migration into the anterior chamber.
Adverse Reactions

•	In controlled studies, the most common adverse reactions reported were cataract development (ILUVIEN 82%; sham 50%) and intraocular pressure elevation of greater than 10 mmHg (ILUVIEN 34%; sham 10%).
Patients are advised to have follow-up eye examinations at appropriate intervals following treatment with ILUVIEN. For full prescribing information, log onto www.ILUVIEN.com.
To report suspected adverse reactions, contact Alimera Sciences, Inc. at 1-844-445-8843 or FDA at 1‑800-FDA-1088 or www.fda.gov/medwatch.
About Alimera Sciences, Inc.
Alimera Sciences, Inc., headquartered in Alpharetta, Georgia, is a pharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Alimera’s European operations are conducted from London by its subsidiary, Alimera Sciences Limited, which has offices in Aldershot, United Kingdom, Berlin, Germany and Lisbon, Portugal.

Non-GAAP Financial Measures
Alimera believes the metrics non-GAAP adjusted cost of goods sold, non-GAAP adjusted gross margin, non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted net loss per share are useful financial measures for investors in evaluating Alimera's performance for the periods presented. Non-GAAP adjusted net loss attributable to common stockholders and non-GAAP adjusted net loss per share exclude certain non-cash items. These non-GAAP metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net loss attributable to common stockholders or net loss per share in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Alimera's management believes that these non-GAAP metrics are useful supplements for it and investors to Alimera's GAAP financial information because these measures exclude non-cash items which management believes are not reflective of Alimera's operating results. These non-GAAP financial measures also facilitate management's internal comparison to Alimera's historical financial performance and the financial performance of other companies. However, non-GAAP financial measures should only be read in conjunction with financial information reported under GAAP when understanding Alimera's operating performance. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure, see the table below.

Forward Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, the timing of physician reimbursement and the rate of physician adoption of ILUVIEN in the U.S., Alimera’s reliance on U.S. sales of ILUVIEN and expansion of Alimera’s European commercial efforts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, uncertainty as to Alimera's ability to commercialize, and market acceptance of, ILUVIEN in the U.S. and the EU, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31,

2014, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
The Ruth Group
David Burke
646-536-7009
dburke@theruthgroup.com

ALIMERA SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
	(unaudited)
NET REVENUE	$3,938	$2,084
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(283)	(564)
GROSS MARGIN	3,655	1,520

RESEARCH AND DEVELOPMENT EXPENSES	3,329	2,754
GENERAL AND ADMINISTRATIVE EXPENSES	3,619	2,894
SALES AND MARKETING EXPENSES	7,129	3,283
DEPRECIATION AND AMORTIZATION	572	33
OPERATING EXPENSES	14,649	8,964
NET LOSS FROM OPERATIONS	(10,994)	(7,444)

INTEREST EXPENSE, NET AND OTHER	(1,122)	(129)
UNREALIZED FOREIGN CURRENCY LOSS, NET	(114)	(56)
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	2,506	(13,130)
NET LOSS BEFORE TAXES	(9,724)	(20,759)
PROVISION FOR TAXES	(69)	—
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(9,793)	$(20,759)
NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS — Basic and diluted	$(0.22)	$(0.58)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	44,347,639	35,853,869

ALIMERA SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$61,328	$76,697
Accounts receivable, net	3,423	850
Prepaid expenses and other current assets	2,913	3,234
Inventory, net	2,052	1,734
Deferred financing costs	597	754
Total current assets	70,313	83,269
PROPERTY AND EQUIPMENT, net	2,511	1,653
INTANGIBLE ASSET, net	24,011	24,490
TOTAL ASSETS	$96,835	$109,412

CURRENT LIABILITIES:
Accounts payable	$4,729	$5,021
Accrued expenses	1,709	954
Accrued milestone payments	—	2,000
Outsourced services payable	827	1,466
Note payable	4,472	1,023
Capital lease obligations	253	11
Total current liabilities	11,990	10,475
NON-CURRENT LIABILITIES:
Derivative warrant liability	13,592	16,098
Note payable, net of discount — less current portion	29,808	33,065
Other non-current liabilities	873	255
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock
Series A Convertible Preferred Stock	19,227	19,227
Series B Convertible Preferred Stock	49,568	49,568
Common stock	444	443
Additional paid-in capital	294,054	292,851
Common stock warrants	1,497	1,497
Accumulated deficit	(323,048)	(313,255)
Accumulated other comprehensive loss	(1,170)	(812)
TOTAL STOCKHOLDERS’ EQUITY	40,572	49,519
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$96,835	$109,412

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
(in thousands, except share and per share data)

	Three Months Ended, March 31,
	2015	2014
	(Unaudited)
GAAP COST OF GOODS SOLD	$(283)	$(564)
Adjustments to costs of goods sold:
Reserve for potential product expiration	3	435
NON-GAAP ADJUSTED COST OF GOODS SOLD	$(280)	$(129)

GAAP GROSS MARGIN	$3,655	$1,520
Adjustments to gross margin:
Reserve for potential product expiration	3	435
NON-GAAP ADJUSTED GROSS MARGIN	$3,658	$1,955

GAAP NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(9,793)	$(20,759)
Adjustments to net loss:
Unrealized foreign currency loss, net	114	56
Change in fair value of derivative warrant liability	(2,506)	13,130
Reserve for potential product expiration	3	435
NON-GAAP ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(12,182)	$(7,138)

GAAP NET LOSS PER SHARE — Basic and diluted	$(0.22)	$(0.58)
Adjustments to net loss:
Unrealized foreign currency loss, net	0.00	0.00
Change in fair value of derivative warrant liability	(0.06)	0.37
Reserve for potential product expiration	0.00	0.01
NON-GAAP ADJUSTED NET LOSS PER SHARE — Basic and diluted	$(0.27)	$(0.20)

WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	44,347,639	35,853,869